Exhibit 10.02
MONEYGRAM INTERNATIONAL, INC.
COMPENSATION FOR NON-MANAGEMENT MEMBERS OF
BOARD OF DIRECTORS AND OF BOARD COMMITTEES
Effective: 1/1/2009
Members of the Board of Directors

Annual Retainer	$105,000
Meeting Attendance Fee	$1,600
Audit Committee

Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$15,000
Human Resources & Nominating Committee

Meeting Attendance Fee	$1,500
Committee Chairman Retainer	$7,500
Additional Perquisites Available to All Directors

up $5000 in matching gifts to qualified charitable organizations